UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2026

Evolution Metals & Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41183	87-1006702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 NE 2nd Ave, Suite 349

Miami, Florida 33137

(Address and zip code of principal executive offices)

561-225-3205

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 29, 2026, Evolution Metals & Technologies Corp. (the “Company” or “EM&T”) issued a press release announcing that it has secured approximately 754 metric tons of neodymium metal, sourced entirely outside China, sufficient for approximately 50% of the feedstock it requires to deliver its full-year 2027 revenue guidance of $400 million to $460 million. The total includes approximately 42 metric tons already delivered to Pohang, 72 metric tons pending shipment through March 2027 and 640 metric tons committed through the end of 2027, including a 600-metric-ton contract with Senri Trading for rapid delivery, with a further 1,000 metric tons in discussion for 2027 delivery. For heavy rare earths, the Company holds approximately 520 kilograms of dysprosium metal in Pohang, with 1.5 metric tons per month committed starting in February 2027. With feedstock in place, EM&T has now put together all ten factors it believes are required to manufacture rare earth magnets at large commercial scale: land, power, equipment, permits, operators, feedstock, magnets, buyers, buyer certifications and capital.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of EM&T and may include, without limitation, statements regarding EM&T’s feedstock supply and ability to source feedstock supply; the installation, commissioning and operation of ULVAC equipment at the Company’s Pohang facility; the planned expansion of annual rare earth magnet production capacity to approximately 10,000 metric tons, including approximately 6,000 metric tons of high-performance sintered magnets; the January 1, 2027 effective date and scope of DFARS 252.225-7052; and the Company’s strategy, business plans and growth opportunities. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “plan,” “project,” “target,” “forecast,” or the negatives of these terms or variations of them or similar terminology. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the risk that the Army may not issue a solicitation or award a contract to the Company; the outcome of any Government-specific qualification, first-article testing or source-origin review; delays in equipment installation or commissioning; the availability and cost of feedstock; customer qualification and demand; the availability of financing and working capital; changes in U.S. or Korean trade, tariff, industrial or defense procurement policy, including the DFARS 252.225-7052 effective date, scope or waiver practices; competition; and other risks described in EM&T’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the disclosures under “Risk Factors” in EM&T’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, and its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, filed with the SEC on August 17, 2026. Forward-looking statements speak only as of the date they are made. EM&T undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press Release dated October 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2026

Evolution Metals & Technologies Corp.

By:	/s/ Christopher Clower
Name:	Christopher Clower
Title:	Chief Financial Officer and Chief Operating Officer

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